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                                                                   EXHIBIT 99.8


                         BENEFICIAL OWNER ELECTION FORM

                                 INSTRUCTIONS


     The undersigned acknowledge(s) receipt of your letter and the enclosed materials referred to therein relating to the offering of shares of common stock (the "Common Stock") of CBNY Investment Services Corp. (the "Company").

     This will instruct you whether to exercise Rights to purchase shares of the Company's Common Stock distributed with respect to the common stock of Commercial Bank of New York ("CBNY") held by you for the account of the undersigned, in accordance with the terms and subject to the conditions set
forth in the Company's prospectus dated        , 2001 and the related
"Instructions as to Use of CBNY Investment Services Corp. Subscription Certificates."

   Box 1. [ ]  Please DO NOT EXERCISE RIGHTS for shares of Common Stock.

   Box 2. [ ]  Please EXERCISE RIGHTS for shares of Common Stock as set forth below.


                             NUMBER OF           SUBSCRIPTION
                               RIGHTS                PRICE             PAYMENT
                            -----------          -------------        ----------
Basic Subscription Right:      ------      x         $10         =    $                 (Line 1)
                                                                      ----------
Over-Subscription Right:       ------      x         $10         =    $                 (Line 2)
                                                                      ----------
                          Total Payment Required                 =    $                 (Sum of Lines 1 and
                                                                      ----------        2; must equal total
                                                                                        of amounts in Box 3.)


   Box 3. [ ]  Payment in the following amount is enclosed $           .

   Box 4. [ ]  Please deduct payment from the following account maintained by you as follows:


               --------------------------           -----------------------
               Type of Account                            Account No.

               Amount to be deducted:               $
                                                     ----------------------


                                  ---------------------------------------------

                                  ---------------------------------------------
                                                 Signature(s)


                                  Please type or print name(s) below:


                                  ---------------------------------------------

                                  ---------------------------------------------

Date:            , 2001
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